                                                                  EXHIBIT 4(28)

                          PLEDGE AND SECURITY AGREEMENT

            This PLEDGE AND SECURITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Security Agreement"), dated as of December 18, 1998, is jointly and severally executed by RIO PROPERTIES, INC., a Nevada corporation (the "Company") and RIO LEASING, INC., a Nevada corporation (each a "Debtor" and collectively, the "Debtors"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Secured Party"), as agent for itself and the other lenders (individually, a "Lender" and collectively, the"Lenders") now or hereafter a party to that certain Loan Agreement (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") of even date herewith among Debtors, as borrowers, Secured Party and the Lenders. This Security Agreement is executed to induce the Lenders to make the loans (collectively, the "Loan") to Debtors described in the Loan Agreement and evidenced in whole or in part by promissory notes of even date herewith (collectively, the "Notes"). Capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

      1. Assignment. Subject to approval of the applicable Gaming Authorities as to the Pledged Stock of HLG only, for valuable consideration, Debtors hereby jointly and severally pledge and assign to Secured Party (and grant to Secured Party, pursuant to Article 104.9101 et seq. of the Nevada Revised Statutes (the Nevada enactment of the Uniform Commercial Code), a security interest in and to, and a lien upon) all of Debtors' right, title and interest, whether now existing or hereafter arising, in and to the tangible and intangible property (collectively, the "Collateral") described in Schedule 1 attached hereto and incorporated herein by this reference, as security for the prompt payment and performance of each of the obligations described in Section 2, below (collectively, the "Secured Obligations").

      2. Obligations Secured. This Security Agreement secures the prompt payment and performance of each of the following Secured Obligations:
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            2.1 The Indebtedness evidenced by the Notes.

            2.2 Each of Debtors' obligations to Secured Party and the Lenders under the Loan Agreement and all other Loan Documents (but not including the Unsecured Indemnity Agreement).

            2.3 Each of Debtors' obligations hereunder.

            2.4 All other obligations owing to Secured Party and/or the Lenders, but only to the extent that any such obligation is described or referred to in a document, executed by Debtors at Secured Party's request, which states that such obligation is secured hereby.

            2.5 Any and all amendments, extensions and other modifications of any of the foregoing, including without limitation amendments, extensions and other modifications that are evidenced by new or additional documents or that change the rate of interest on any Secured Obligation.

      3. Representations and Warranties. Each Debtor hereby jointly and severally represents and warrants that:

            3.1 Each Debtor is the true and lawful owner of and has good and clear title to its portion of the Collateral, subject only to the rights of Secured Party hereunder and to the rights of other lenders with respect to each security interest granted by Debtors that is described in the Loan Agreement as a "Permitted Lien" or that is described therein as a "Permitted Right of Others".

            3.2 Debtors' principal place of business and chief executive and accounting offices are located at 3700 West Flamingo Road, Las Vegas, Nevada 89103.

            3.3 The Company owns all of the issued and outstanding stock of Cinderlane, Inc., a Nevada corporation ("Cinderlane") and HLG, Inc., a Nevada corporation ("HLG"), and there are no outstanding warrants, options or other rights to subscribe to or acquire any of such stock in favor of any third person.

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      4. Covenants by Debtors. Each Debtor hereby jointly and severally agrees, subject to all rights such Debtor has under the Loan Agreement, that:

            4.1 Prior to or simultaneously with Debtors' execution of this Security Agreement, Debtors will execute and cause to be filed in accordance with the Nevada Uniform Commercial Code, financing statements in form and substance satisfactory to Secured Party. Thereafter at any time and from time to time, upon demand of Secured Party, Debtors shall give, execute, acknowledge, file and record any notice, financing statement, continuation statement, assignment, instrument, document or agreement that Secured Party reasonably deems necessary or desirable to create, preserve, continue, perfect or validate any security interest intended to be created hereunder or to enable Secured Party to enforce its rights with respect to any such security interest.

            4.2 Concurrently with the execution of this Security Agreement or, as to the stock of HLG, upon the approval of the relevant Gaming Authorities to the pledge by Debtors to Secured Party of all shares of stock of HLG owned by Debtors, Debtors shall deliver to Secured Party all of the certificates ("Certificates") evidencing the Pledged Stock. Debtors agree that they will upon obtaining any additional shares of stock of any issuer of Pledged Stock or any other securities that may be converted into, or exchanged for Pledged Stock, including any options or other rights with respect thereto, upon the approval of the relevant Gaming Authorities, if required, to the pledge by Debtors to Secured Party of such additional shares or other securities, promptly deliver to Secured Party: (i) a duly executed Security Agreement Supplement in substantially the form of Schedule 3 hereto (a "Security Agreement Supplement") identifying the additional shares of stock which are pledged pursuant to this second sentence of this Section 4.2 and (ii) Certificates evidencing such shares of stock. Debtors hereby authorize Secured Party to attach the Security Agreement Supplement to this Security Agreement and agree that all shares of stock listed on the Security Agreement Supplement delivered to Secured Party shall for all purposes hereunder constitute Pledged Stock.

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            4.3 Debtors shall notify Secured Party prior to changing its principal place of business and chief executive and accounting offices from the location set forth in Section 3.2 of this Security Agreement.

            4.4 Debtors shall at all times maintain the Collateral in good condition and will from time to time make all needed and proper replacements, repairs, renewals and improvements so that the value of the Collateral is not impaired.

            4.5 Debtors shall keep the Collateral free of all liens, claims, security interests and encumbrances other than those described in Section 3.1, above.

            4.6 Notwithstanding Secured Party's claim to proceeds, Debtors shall not sell, lease or otherwise transfer or dispose of any Collateral (and shall not permit any such act) unless Debtors shall concurrently replace such Collateral with other Collateral that is of equivalent quality and quantity and reasonably acceptable to Secured Party; provided, however, that, so long as Debtors are not in default hereunder, Debtors may sell or lease any Collateral but only in accordance with Sections 7.02 and 7.05 and other applicable sections of the Loan Agreement.

            4.7 Debtors shall not, without Secured Party's prior written consent, remove any of the Collateral from the Real Property described in Exhibit "A" to Schedule 1 of this Security Agreement.

            4.8 Debtors shall, at Debtors' own cost, defend any and all actions, proceedings and claims affecting the Collateral, including without limitation actions, proceedings and claims challenging Debtors' title to the Collateral or the validity or priority of Secured Party's security interest hereunder.

            4.9 Debtors shall promptly pay all taxes, assessments, license fees and other public or private charges levied or assessed against any Collateral, this Security Agreement or any promissory note evidencing any debt secured hereunder.

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            4.10 Debtors shall maintain such insurance with respect to the
Collateral as Secured Party reasonably requires from time to time, with insurers satisfactory to Secured Party and with loss payable to Secured Party as its interests may appear. Debtor shall, if so requested, deliver the original of any such policy to Secured Party.

            4.11 Debtors shall not use any Collateral in violation of any applicable laws, rules or regulations.

            4.12 All of the Collateral shall at all times remain personal property unless otherwise determined by Secured Party.

            4.13 Debtors shall fully perform all of their respective obligations under and with respect to the Collateral and shall diligently enforce all of the obligations of each obligor thereunder.

            4.14 Debtors shall not modify, amend, supplement or cancel any of the Collateral without the prior written consent of Secured Party.

            4.15 Debtors will at all times keep accurate and complete records with respect to the Collateral and agrees that the representatives of Secured Party shall have the right, at any time during normal business hours or at any other reasonable time, and from time to time, to call at Debtors' places of business where the Collateral or any part thereof may be located or the records pertaining to the Collateral may be kept and to inspect the Collateral and/or examine such records and to make abstracts therefrom or copies thereof; in addition, Debtors shall furnish Secured Party with periodic reports as to the Collateral, in such form and detail and at such times as Secured Party may require.

            4.16 Monies received because of any court or arbitration award or settlement or insurance payment, for any loss or damage to the Collateral, and proceeds from any condemnation award or settlement relating to the Collateral shall be treated as provided in the Loan Documents with regard to the related Property.

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            4.17 As soon as practicable, and in any event within ten (10) days,
Debtors shall notify Secured Party of:

                  (a) Any attachment or other legal process levied against any of the Collateral;

                  (b) Any information received by Debtors which may in any manner materially and adversely affect the value of the Collateral or the rights and remedies of Secured Party with respect thereto; and

                  (c) The removal of any of the Collateral to a new location and the removal of any records of Debtors relating to the Collateral to any location other than that set forth in Section 3.2, above.

Any notice delivered pursuant to this Section 4.16 shall set forth the nature of such event and the action which Debtors proposes to take with respect thereto.

      5. Events of Default. The occurrence of any of the following shall constitute a default hereunder:

            5.1 The occurrence of any Event of Default under the Loan Agreement.

            5.2 Default in any other obligation secured hereunder.

            5.3 Default in any obligation contained herein.

            5.4 Any statement, representation or warranty made by Debtors herein or in any document secured hereunder proves to have been false or inaccurate in any material respect when made.

      6. Remedies. In the event of any default hereunder, and subject to applicable Gaming Laws (as defined in the Loan Agreement), Secured Party shall have all of the following rights and remedies, each of which may be exercised with or without further notice to Debtors:

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            6.1 To notify any and all obligors on any and all accounts assigned hereunder (collectively, the "Accounts") that such Accounts have been assigned to Secured Party and/or that all payments on such Accounts are to be made directly to Secured Party;

            6.2 To settle, compromise or release on terms acceptable to Secured Party, in whole or in part, any amounts owing on any and all Accounts;

            6.3 To enforce payment and prosecute any action or proceeding with respect to any and all Accounts;

            6.4 To extend the time of payment, make allowances and adjustments and issue credits with respect to Accounts in Secured Party's name or in the name of Debtors;

            6.5 To foreclose the liens and security interests created under this Security Agreement or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process;

            6.6 To sell, assign, lease, or otherwise dispose of the Collateral or any part thereof, either at public or private sale, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Secured Party, all at Secured Party's sole option and as Secured Party may deem advisable in its sole discretion;

            6.7 To hold, operate, and manage the same and from time to time make all needed repairs and such alterations, additions, advances and improvements as Secured Party shall deem appropriate;

            6.8 To manage, or retain a manager for, the operation of the business or businesses being conducted on the Real Property;

            6.9 To declare all Secured Obligations immediately due and payable; and

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            6.10 To exercise any and all other rights and remedies that Secured
Party may have in any jurisdiction where enforcement of this Security Agreement is sought, including without limitation all rights and remedies of a secured party under any applicable Uniform Commercial Code. Secured Party shall have the right to enforce one or more of its remedies successively or concurrently, and such action shall neither estop nor prevent Secured Party from pursuing any and all further remedies that it may have. In the event that Debtors fails to perform any obligation set forth herein, Secured Party may, but shall not be obligated to, perform the same, and the cost thereof shall be payable by Debtors to Secured Party on demand and shall bear interest at the default rate of interest set forth in the Loan Agreement (or, if there is no such default rate, at the rate of interest set forth in the Loan Agreement). No failure on the part of Secured Party to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof or of any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

      7. Sale of Collateral. The following shall apply with respect to any sale, assignment, lease or other disposition of the Collateral by Secured Party pursuant to Article 6, above, after Secured Party's compliance with applicable Gaming Laws.

            7.1 Debtors shall, at Secured Party's request, assemble any and all Collateral and make it available to Secured Party at such places as Secured Party designates that are reasonably convenient to both parties, whether at the premises of Debtors or elsewhere, and shall make available to Secured Party all premises and facilities of Debtors for the purpose of Secured Party's taking possession of the Collateral or removing or putting the Collateral in saleable form.

            7.2 If any Collateral requires repair, maintenance, preparation or the like, or is in process or other unfinished state, Secured Party shall have the right to perform all repairs, maintenance, preparation and other processing and completion of manufacture required to put the same in such saleable form as Secured Party deems appropriate, but Secured Party shall also have the right to sell or dispose of such Collateral without any such processing.

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            7.3 Secured Party shall give Debtors ten (10) days' prior written notice of any such sale, assignment, lease or other disposition. Debtors agree that such notice is commercially reasonable and Debtors hereby waive all other notices, demands and advertisements of any kind.

            7.4 Secured Party may bid or purchase at any such sale, if public, free from any right of redemption that Debtors may have, which right of redemption is hereby waived, and Secured Party may restrict the prospective bidders or purchasers at any such sale to persons who will represent and warrant that they are acquiring the Collateral for their own account and otherwise in compliance with the federal Securities Act of 1933, as amended.

            7.5 Because of present or future circumstances, a question may arise under the federal Securities Act of 1933, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called the Federal Securities Laws) with respect to any disposition of the Collateral. Debtors acknowledge that compliance with the Federal Securities Laws and/or Gaming Laws may strictly limit Secured Party's course of conduct in disposing of all or any part of the Collateral and may also limit the extent to which or the manner in which any subsequent transferee of the Collateral may dispose of the same, and that there may be other legal restrictions or limitations affecting Secured Party in any attempts to dispose of all or any part of the Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.

      8. Facilitation of Rights and Remedies. To facilitate the exercise by Secured Party of the rights and remedies set forth in this Security Agreement, Debtors authorize Secured Party, subject to Secured Party's compliance with applicable Gaming Laws, to exercise any or all of the following powers:

            8.1 To enter any premises where any Collateral may be located for the purpose of taking possession of or removing such Collateral, to remove from any premises where any Collateral may be located the Collateral and any and all

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documents, instruments, files and records relating to the Collateral, and any receptacles and cabinets containing the same, and to use the supplies and space of Debtors at any or all of its places of business as may be necessary or appropriate to properly administer and control the Collateral or the handling of collections and realizations thereon, at Debtors' cost and expense;

            8.2 To receive, open and dispose of all mail addressed to Debtors and notify postal authorities to change the address for delivery thereof to such address as Secured Party may designate;

            8.3 To manage, or to retain a manager for, the operation of the business or businesses being conducted on the Real Property;

            8.4 To take or bring, in Secured Party's name or in the name of Debtors, all steps, actions, suits or proceedings deemed necessary or desirable by Secured Party to effect collection or to realize upon Accounts and any other Collateral; and

            8.5 To prepare, sign and file or record, for Debtors in Debtors' name, financing statements, applications for registration and like papers.

      9. Application of Proceeds. The net cash proceeds resulting from any collection, liquidation, sale or other disposition of the Collateral by Secured Party shall be applied first to the expenses (including reasonable attorneys' fees) of retaking, holding, storing, processing, preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of other Secured Obligations then due, application as to particular obligations or against principal or interest to be in Secured Party's absolute discretion.

      10. Actions by Secured Party Following Default. While any default hereunder remains uncured, Secured Party shall have the right (but no obligation) to take such actions (in its name or in the name of Debtors) as Secured Party reasonably deems appropriate to cure any default by Debtors under any agreement which constitutes part of the Collateral or to otherwise

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protect the rights and interests of Debtors and/or Secured Party under any such agreement. Neither Secured Party nor any of the Lenders shall incur any liability as a result of any such action if such action is taken in good faith in accordance with the foregoing, and Debtors shall defend, indemnify and hold Secured Party and each of the Lenders harmless from and against all claims, demands, causes of action, liabilities, losses, costs and expenses (including cost of suit and reasonable attorneys' fees) arising from or in connection with any such good faith action.

      11. Specific Assignments and Consents. Upon Secured Party's demand from time to time, (a) Debtors shall execute and deliver to Secured Party an assignment of contract(s), in form and substance satisfactory to Secured Party, which specifically describes one or more of the agreements assigned hereunder and (b) Debtors shall use their best efforts to obtain and deliver to Secured Party a consent to assignment, in form and substance satisfactory to Secured Party, pursuant to which any party other than Debtors to any agreement assigned hereunder consents to such assignment and agrees to recognize Secured Party as Debtors' successor in the event that Secured Party succeeds to Debtors' interests.

      12. Secured Party's Costs and Expenses. Debtors shall reimburse Secured Party on demand for all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with the enforcement of this Security Agreement, regardless of whether any suit is filed, including without limitation all reasonable costs and expenses incurred in checking, retaking, holding, handling, preparing for sale and selling or otherwise disposing of any and all Collateral, or for managing, or retaining a manager for, the operation of the business or businesses being conducted on the Real Property. Such reimbursement obligations shall bear interest from the date of demand at the default rate of interest set forth in the Loan Agreement (or, if there is no such default rate, at the rate of interest set forth in the Loan Agreement).

      13. Obligations Unconditional. Debtors's obligation to perform and observe the agreements and covenants contained herein shall be absolute and unconditional. Until such time as all Secured Obligations have been fully paid and performed,

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Debtors (i) shall perform and observe all of its agreements and covenants contained in this Security Agreement; and (ii) shall not terminate this Security Agreement for any cause, including without limitation any acts or circumstances that may constitute failure of consideration, destruction of, or damage to, the Collateral, commercial frustration of purpose, any change in the laws of the United States of America or of the State of Nevada or any political subdivision of either, or any failure of Secured Party to perform or observe any agreement, whether express or implied, or any duty, liability or obligation, arising out of or in connection with this Security Agreement.

      14. Nonliability and Indemnity of Secured Party. Debtors hereby agree that neither Secured Party's acceptance of the security interests granted hereunder nor any exercise by Secured Party of its rights and remedies hereunder shall be deemed to be an assumption by Secured Party or any of the Lenders of any of Debtors' obligations and liabilities under the terms of any of the Collateral, and Debtors jointly and severally agree to indemnify and hold Secured Party and each of the Lenders harmless against any and all claims, damages, costs and expenses (including reasonable attorneys' fees) suffered or incurred by Secured Party in connection therewith.

      15. Miscellaneous Waivers. Presentment, protest, notice of protest, notice of dishonor and notice of nonpayment are waived with respect to any proceeds to which Secured Party is entitled hereunder.

      16. Successors and Assigns. Subject to any applicable restrictions on assignment contained herein or in any of the Loan Documents, this Security Agreement shall bind, and shall inure to the benefit of, the respective heirs, executors, administrators, successors and assigns of Debtors and Secured Party. The term "Secured Party" shall include any successor agent for the Lenders, the Lenders individually if there is no agent representing then, and any other holder and owner from time to time (including any pledgee or assignee) of any of the Notes or any other Secured Obligation.

      17. Attorney-in-Fact. Debtors hereby constitute and appoint Secured Party as their respective attorney-in-fact for the purposes of (a) carrying out the provisions of this

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Security Agreement and (b) taking any and all actions and executing any and all instruments that Secured Party reasonably deems necessary or advisable to accomplish the purposes of this Security Agreement and/or to protect Secured Party's interests with respect to the Collateral, and (c) while any default hereunder remains uncured, enforcing Debtors' rights (in Secured Party's name or in Debtors' name) under any agreement which constitutes part of the Collateral. In furtherance of clause (c), Debtors shall deliver to Secured Party, upon Secured Party's demand while any default hereunder remains uncured, all documents which Secured Party reasonably deems appropriate to permit Secured Party's succession to Debtors' rights and interests and to facilitate the enforcement by Secured Party of Debtors' rights with respect to such agreements. The power of attorney granted hereunder is coupled with an interest and is irrevocable.

      18. Voting Rights; Dividends; Etc.

            18.1 Rights in Absence of Default. So long as no Default remains uncured:

                  18.1.1 Voting Rights. Debtors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Stock, or any part thereof, for any purpose not inconsistent with the terms of the Loan Agreement, this Security Agreement, or any other Loan Document; provided, that Debtors shall not exercise any such right if it would result in a default hereunder.

                  18.1.2 Dividend and Distribution Rights. Debtors shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of the Pledged Stock; provided, that any and all such dividends or distributions received in the form of capital stock shall be Pledged Stock, and the Certificates representing such capital stock shall be delivered to Secured Party immediately upon receipt by Debtors, subject, in the case of stock of HLG, to the approval of the applicable Gaming Authorities, to be held by Secured Party hereunder; and such stock shall, if received by Debtors and until so delivered, be received and held in trust for the benefit of Secured Party.

      18.2 Rights Following Event of Default. While any Default remains uncured, subject to compliance with applicable Gaming Laws:


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                  18.2.1 Voting, Dividend and Distribution Rights. At the option of Secured Party exercised by written notice to Debtors, all rights of Debtors to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 18.1.1, above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 18.1.2, above, shall cease, and all such rights shall thereupon become vested in Secured Party, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and to hold as Collateral such dividends and distributions.

                  18.2.2 Dividends and Distributions Held in Trust. All dividends and other distributions which are received by Debtors contrary to the provisions of this Security Agreement shall be received and held in trust for the benefit of Secured Party and shall be delivered to Secured Party as Collateral immediately upon receipt, in the same form as received (with any necessary endorsements).

                  18.2.3 Irrevocable Proxy. Debtors hereby revoke all previous proxies with regard to the Pledged Stock and appoints Secured Party as its proxyholder to attend and vote at any and all meetings of the shareholders of the issuer of any Pledged Stock held on or after the date of the giving of this proxy and prior to the termination of this proxy, and to execute any and all written consents of shareholders of any such issuer executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if Debtors had attended the meetings or voted its respective shares or signed the written consents, as applicable; provided, that the proxyholder shall only have the rights described in this paragraph while any default hereunder remains uncured. Debtors hereby authorize Secured Party as the proxyholder and hereby authorizes and directs any such proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate issuer of the Pledged Stock. This proxy is coupled with an interest and is irrevocable until such time as no part of any Secured Obligation remains outstanding.

      19. Additional Provisions re Pledged Stock.

            19.1 No Obligation to Act. Secured Party shall have no responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Stock.

            19.2 Reliance on Agreement. Subject to compliance with applicable Gaming Laws, Debtors hereby consent and agree that the issuers of any Pledged Stock, or any registrar or transfer agent or trustee for any of the Pledged Stock, shall be entitled to accept the provisions of this Security Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Debtors or any other Person to such issuers or obligors or to any such registrar, transfer agent or trustee.

            19.3 Covenant Not to Issue Uncertificated Securities. Debtors jointly and severally represent and warrant to Secured Party that all of the capital stock of Cinderlane and HLG are in certificated form (as contemplated by Article 104.8101 et seq. of the Nevada Revised Statutes), and covenant to Secured Party that it will not cause or permit Cinderlane or HLG (or any other issuer of any Pledged Stock) to issue any capital stock in uncertificated form or seek to convert all or any part of its existing capital stock into uncertificated form (as contemplated by Article 104.8101 et seq. of the Nevada Revised Statutes).

            19.4 Covenant Not to Dilute Interests of Secured Party. Debtors shall not at any time cause or permit Cinderlane or HLG (or any other issuer of any Pledged Stock) to issue any additional capital stock, or any warrants, options or other rights to acquire any additional capital stock, if the effect thereof would be to dilute in any way the interests of Secured Party in Cinderlane or HLG or any such issuer.

            19.5 Foreclosure By Private Sale. By virtue of the Securities Act of 1933, as amended ("1933 Act"), or any other Laws or regulations, legal restrictions or limitations may apply and affect Secured Party in any attempts to dispose of all or any portion of the Collateral in the enforcement of Secured Party's rights and remedies hereunder. For these reasons, Secured Party is hereby authorized by Debtors, but not obligated, in the event of any Event of Default giving rise to Secured Party's rights to sell or otherwise dispose of any Collateral consisting of securities, to sell all or any part of the securities at private sale, subject to investment letter restrictions or in any other manner which will not require the securities, or any part thereof, to be registered in accordance with the 1933 Act, as amended, or the rules and regulations promulgated thereunder, or any other law or regulation ("Registration"), at the best price reasonably obtainable by Secured Party at any such private sale or other disposition in any such manner mentioned above. Secured Party is hereby further authorized by Debtors, provided Secured Party has complied with all applicable portions of the Gaming Laws, but not obligated, in the event of any Event of Default giving rise to Secured Party's rights to sell or otherwise dispose of Collateral, to sell all or any part of Collateral consisting of securities at a public sale at the best price obtainable by Secured Party at any such public sale. A commercially reasonable public sale of securities shall be deemed to include, but not be limited to, the following: (i) Secured Party shall publish a notice of the sale in a newspaper of general circulation in the county of the office of the Secured Party or the county of the place of sale chosen by Secured Party, if not at its office, and elsewhere as chosen by the Secured Party; (ii) the notice of sale shall state that Secured Party reserves the right to bid for and purchase the collateral; (iii) all securities of equal class and series of the same issuer shall be sold only as a block and shall not be sold jointly or broken down; (iv) the purchaser of the securities shall provide an investment letter; (v) the securities sold shall bear a legend to the effect that the securities are restricted and may not be sold or transferred without registration under the 1933 Act and under applicable state securities laws or under a valid exemption from the 1933 Act and from applicable state securities laws; and (vi) any other procedures or restrictions necessary to sell or dispose of the securities, or any part thereof, without Registration of the securities or to comply with any other express requirements of the Uniform Commercial Code. Secured Party is also hereby authorized by Debtors, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Secured Party may deem required or appropriate in the event of a sale or disposition of any of Collateral consisting of securities. Debtors understand that Secured Party may in its discretion approach a restricted number of potential purchasers in a private sale and that a sale under such circumstances may yield a lower price for Collateral, or any part or parts thereof, than would otherwise be obtainable if the same were registered and sold in the open market. Debtors also understand that a public sale of securities in any manner that will not require the registration of the securities or any part thereof, may yield a lower price for the securities, or any part or parts thereof, than would otherwise be obtainable if the same were registered and sold in the open market. Debtors agree (i) that in the event Secured Party shall, upon any default hereunder, sell Collateral consisting of securities, or any portion thereof, at such private sale or sales or at such public sale, Secured Party shall have the right to rely upon the advice and opinion of any member firm of a national securities exchange as to the best price reasonably obtainable upon such private sale or public sale thereof, and (ii) that such reliance shall be conclusive evidence that Secured Party handled such matter in a commercially reasonable manner under the Uniform Commercial Code.

      20. Notices. All notices or communications herein required or permitted to be given shall be in writing and shall be governed in all respects by the notice provisions of the Loan Agreement.

      21. Entire Agreement; Amendment; Waiver. This Security Agreement, together with any and all other documents referred to herein, constitutes the entire agreement between Debtors and Secured Party pertaining to the subject matter contained herein. This Security Agreement may not be amended, changed, modified, altered or terminated except by a written instrument signed by Secured Party and Debtors. Neither Secured Party nor Debtors may waive any right hereunder except by a signed written instrument.

      22. Severability. In the event any provision of this Security Agreement is held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

      23. Section Headings. The subject headings and the sections and subsections of this Security Agreement are included for convenience only and shall not affect the construction or interpretation of any provision.

      24. Governing Law. This Security Agreement shall be construed in accordance with and governed by the laws of the State of Nevada.

      25. Definitions. Unless otherwise defined, words used herein have the meanings given them in the Uniform Commercial Code of Nevada.

      26. Execution of Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, Debtors have caused this Security Agreement to be duly executed as of the date first written above.

                                         "Debtors":

                                         RIO PROPERTIES, INC.,
                                         a Nevada corporation

                                         By /s/ Ronald J. Radcliffe
                                           -------------------------------------

                                            Its Treasurer
                                               ---------------------------------

                                         By
                                           -------------------------------------

                                            Its
                                               ---------------------------------


                                         RIO LEASING, INC.,
                                         a Nevada corporation

                                         By /s/ Ronald J. Radcliffe
                                           -------------------------------------

                                            Its Secretary
                                               ---------------------------------

                                         By
                                           -------------------------------------

                                            Its
                                               ---------------------------------

                                   SCHEDULE 1

All of Debtors' right, title and interest in, to and under the following:

                  (a) All Accounts of Debtors;

                  (b) All Chattel Paper of Debtors;

                  (c) All Contracts of Debtors;

                  (d) All Documents of Debtors;

                  (e) All Equipment of Debtors;

                  (f) All Fixtures of Debtors;

                  (g) All General Intangibles of Debtors;

                  (h) All Instruments of Debtors;

                  (i) All Inventory of Debtors;

                  (j) All Pledged Stock;

                  (k) The Restricted Loan Proceeds Account;

                  (l) All property of Debtors held by Secured Party, or any other party for whom Secured Party is acting as agent hereunder, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to Secured Party or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Debtors, or as to which Debtors may have any right or power;

                  (m) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

                  (n) In addition to the foregoing, and without limiting any of the foregoing, all present and future personal property of every kind and nature whatsoever, tangible or intangible, now or hereafter located at, upon or about the real property described in Exhibit "A" attached hereto and incorporated herein by this reference (the "Real Property") or used or to be used in connection with the Real Property, or relating or arising with respect to the Real Property and/or the use thereof or any improvements thereto, including without limitation:

                        (1) All present and future goods, inventory and
            equipment, as those terms are defined in the Nevada Uniform Commercial Code, including without limitation: furniture and furnishings; fixtures and trade fixtures; gaming equipment (to the extent permitted under applicable law); consumer goods; appliances; machinery; cabinets; doors; plumbing and plumbing material and supplies; electrical wiring and electrical material and supplies; heating, air conditioning and ventilation material and supplies; roofing material and supplies; window material and supplies; ceramic material and supplies; flooring and carpeting; insulation; fencing; landscaping; concrete, lumber, hardware, paint, drywall, and all other building materials, supplies and equipment of every kind and nature.

                        (2) All present and future accounts, accounts
            receivable, general intangibles, chattel paper, contract rights, rights to payment, deposit accounts, and instruments and documents as those terms are defined in the Nevada Uniform Commercial Code, including without limitation: (i) all rights to the payment of money, including escrow proceeds arising out of the sale or other disposition of all or any portion of the Real Property; (ii) all plans, specifications, drawings, soils tests, appraisals, engineering reports and other documents and materials relating to the development of the Real Property and/or any construction thereon; (iii) all use permits, occupancy permits, construction and building permits, zoning authorizations, development agreements, and all other permits, approvals and other authorizations of any governmental or quasi-governmental authority in connection with the ownership, development, construction, use or operation of the Real Property; (iv) all easements, covenants running with the land, equitable servitudes, tract and/or parcel maps, surveys, appraisals, entitlements, subdivision or other bonds, and all engineering, architectural and governmental compliance papers; (v) any and all agreements relating to the development, use, occupancy and/or operation of the Real Property, including without limitation construction, engineering, architectural, service, property management, landscaping, gardening, consulting and other contracts of every nature; (vi) all leases, licenses and other agreements relating to the occupancy or use of any portion of the Real Property; (vii) all names under which the Real Property is now or hereafter known and all rights to carry on business under any such names or any variant thereof; (viii) all trademarks, trade names, logos, designs and symbols (collectively, "names and marks") relating to the Property and/or the development, construction, use, occupancy or operation thereof, including without limitation any name or mark now or hereafter used in connection with any restaurant, cocktail lounge, night club, banquet room or meeting rooms on the Property, together with the goodwill appurtenant to each such name and mark; (ix) all goodwill, chooses in action, trade secrets, computer programs, software, customer lists, advertising material, patents, licenses, copyrights, technology, processes and proprietary information relating to the Real Property and/or the development, construction, use, occupancy or operation thereof; (x) all insurance proceeds and condemnation awards arising out of or incidental to the ownership, development, construction, use, occupancy or operation of the Real Property; (xi) all reserves, deferred payments, deposits, refunds, cost savings, bonds, insurance policies and payments of any kind relating to the Real Property; (xii) all loan commitments issued to Debtors in connection with any sale or financing of the Real Property; (xiii) all water stock, if any, relating to any Real Property and all shares of stock or other evidence of ownership of any part of or interest in any property that is owned by Debtors in common with others; (xiv) all accounts receivable and rights to payment relating to the development, operation, use, occupancy or maintenance of, and the services rendered in connection with, the Real Property, whether or not yet earned by performance and whether or not evidenced by an instrument, including without limitation all rights to payment from any consumer credit or charge card organization or entity, and all leases, issues, profits, room charges, utility deposits, rent, security and/or cleaning deposits, service charges, food and beverage charges, sundry and gift shop receipts, conference and meeting room charges, equipment rental fees and laundry service charges, and all other forms of obligations owing to Debtors or in which Debtors may have any interest, however created or arising; (xv) that certain Standard Form of Agreement Between Owner and Architect dated September 21, 1992, between Debtors and Anthony A. Marnell II, Chtd. ("Architect"), (xvi) that certain Standard Form of Agreement Between Owner and Architect dated May 3, 1993, between Debtors and Architect, (xvii) that certain Building Contract dated January 4, 1993, between Debtors and Marnell Corrao Associates, Inc., a Nevada corporation ("Contractor"), (xviii) that certain Building Contract dated June 11, 1993, between Debtors and Contractor, (xix) all credit instruments commonly known as "markers" and (xx) all supplements, modifications and amendments to the foregoing.

                        (3) All fixtures located upon or within the Real
            Property or now or hereafter attached to, installed in, or used or intended for use in connection with the Real Property, including without limitation any and all signs, partitions, generators, screens, awnings, boilers, furnaces, pipes, plumbing, elevators, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, hot water heaters, heating, ventilating, air conditioning and air cooling equipment, and gas and electric machinery and equipment.

                        (4) All present and future books and records used in
            connection with the development, operation, use, occupancy or maintenance of the Real Property, including without limitation books of account and ledgers of every kind and nature, all electronically recorded data relating to Debtors or the business thereof, all receptacles and containers for such records, and all files and correspondence;

                        (5) All present and future inventory and merchandise
            located upon or within the Real Property, including without limitation all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing;

                        (6) All present and future stocks, bonds, debentures,
            securities, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, investments and/or brokerage accounts relating to or affecting the Real Property and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto;

                        (7) All trees, plants, irrigation systems and other
            items of landscaping and decoration;

                        (8) All rights and interests relating to any parking
            facilities used in connection with or related to the Real Property, including without limitation all covenants, conditions and restrictions, easements, accounts, accounts receivable and other rights to payment arising in connection with the use and operation thereof, including without limitation, parking fees, valet parking fees and other parking charges;

                        (9) All present and future interests of Debtors in and
            to any franchise, hotel or restaurant operator's agreement, management agreement, license agreement or reservation agreement used in connection with the development, operation, use, occupancy or maintenance of the Real Property, including without limitation all related service, maintenance, union and employment contracts (including pension plans);

                        (10) All appliances, furnishings, furniture, machinery,
            systems, apparatus, equipment, trade fixtures and personal property located upon or used in connection with the development, operation, use, occupancy or maintenance of the Real Property, including without limitation:

                              (i) all furniture and furnishings, including
                  without limitation tables, chairs, desks, sofas, beds, dressers, cabinets, office furniture and all other indoor and outdoor furniture of every kind; carpets, rugs and other floor coverings; wall coverings; shades, venetian blinds, drapes, drapery rods and brackets, curtains and other window coverings; tapestries, pictures, paintings and other artworks and decorative elements; screens; shelves; lockers, safes and vaults; mirrors; clocks; lamps and other lighting fixtures and elements; and sinks, tubs, toilets and all other bathroom fixtures and furniture;

                              (ii) all machinery and equipment of every kind,
                  including without limitation laundry equipment, washers, dryers, vacuum cleaners, stoves, ovens, ranges, refrigerators, ice boxes, microwave ovens and timers, dishwashers, disposals, air conditioning equipment, beauty shop and barber equipment, fire extinguishers and other safety equipment and systems, dumbwaiters, conveyors, motors, engines, and food and drink preparation, storing and service apparatus and systems;

                              (iii) all office equipment, including without
                  limitation safes and cash registers; and accounting, duplicating, data processing, communication, switchboard and reservation equipment;

                              (iv) all operating supplies, including without
                  limitation chinaware, glassware, linens, bedding, silverware, tableware, uniforms, inventories of food, liquor and beverages, kitchen utensils, upholstery supplies, cleaning supplies, paint supplies, janitor's equipment and supplies, laundry supplies, unlaid carpeting, mechanical stores and printed hotel forms;

                              (v) all recreation equipment and supplies,
                  including without limitation equipment and supplies used in connection with any gymnasium, sauna, hot tub, steam room or swimming pool and game and sports equipment;

                              (vi) all entertainment equipment, including
                  without limitation radios, tape players, phonograph sets, speakers, phonograph records, tapes, arcade games, television sets, antennas and antenna systems, intercoms, and public address systems; and

                              (vii) all surveillance and security systems;

                        (11) All rights in connection with any business, trade,
            advertising or promotional association or similar group;

                        (12) All present and future accessions, additions,
            attachments, replacements and substitutions of or to any or all of the foregoing.

                        (13) All cash and noncash proceeds and products of any
            or all of the foregoing, including without limitation all monies, deposit accounts, insurance proceeds and other tangible or intangible property received upon a sale or other disposition of any of the foregoing, whether voluntary or involuntary.

Defined Terms.

            As used in this Schedule 1, the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

                  "Account Debtors" means any "account Debtors," as such term is defined in Section 9105(1)(a) of the UCC.

                  "Accounts" means any "account," as such term is defined in
      Section 9106 of the UCC, now owned or hereafter acquired by Debtors and, in any event, shall include, without limitation, all gaming accounts, accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Debtors (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Debtors or from any other transaction, whether or not the same involves the sale of goods or services (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of Debtors' rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Debtors' rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Debtors under all purchase orders and contracts for the sale of goods or the performance of services or both by Debtors (whether or not yet earned by performance on the part of Debtors or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

                  "Chattel Paper" means any "chattel paper," as such term is defined in Section 9105(l)(b) of the UCC, now owned or hereafter acquired by Debtors.

                  "Contracts" means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Debtors may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

                  "Documents" means any "document," as such term is defined in
      Section 9105(l)(f) of the UCC, now owned or hereafter acquired by Debtors.

                  "Equipment" means any "equipment," as such term is defined in
      Section 9109(2) of the UCC, now or hereafter owned or acquired by Debtors and, in any event, shall include, without limitation, all ambulances and other vehicles, gaming equipment, machinery, furnishings, computers and other electronic data-processing equipment of any nature whatsoever, any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                  "Fixtures" means "fixtures," as such term is defined in
      Section 9313-(1)(a) of the UCC, now or hereafter owned or acquired by Debtors and, in any event shall include, without limitation, regardless of where located, all of the fixtures, systems, machinery, apparatus, equipment and fittings of every kind and nature whatsoever and all appurtenances and additions thereto and substitutions or replacements thereof, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located, including, without limitation, all security systems, heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air-conditioning and air cooling, refrigerating, food preparation, incinerating and power, loading and unloading, signs, escalators, elevators, boilers, communication, switchboards, sprinkler and other fire prevention and extinguishing fixtures, systems, machinery, apparatus and equipment, and all engines, motors, dynamos, machinery, pipes, pumps, tanks, conduits and ducts constituting a part of any of the foregoing, together with all right, title and interest of Debtors in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be.

                  "General Intangibles" means any "general intangibles," as such term is defined in Section 9106 of the UCC now owned or hereafter acquired by Debtors and, in any event shall include, without limitation, all right, title and interest which Debtors may now or hereafter have in or under any Contract, all customer lists, Trademarks, Patents, rights or intellectual property, interests in partnerships, joint ventures and other business associations, Licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification.

                  "Instruments" means any "instrument," as such term is defined in Section 9105(1)(i) of the UCC now owned or hereafter acquired by Debtors, including, without limitation, all notes, certificated securities, credit instruments commonly known as "markers" and other evidences of indebtedness, other than instruments that constitute or are a part of a group of writings that constitute, Chattel Paper.

                  "Inventory" means any "inventory," as such term is defined in
      Section 9109(4) of the UCC, wherever located, now or hereafter owned or acquired by, Debtors and, in any event, shall include, without limitation, all inventory, merchandise, goods and other personal property which are held by or on behalf of Debtors for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Debtors' business, or the processing, packaging, promotion, delivery or shipping of the same, and all furnished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Secured Party from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Debtors or is held by Debtors or by others for Debtors' account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Debtors or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

                  "License" means any Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Debtors.

                  "Patent License" means any of the following now owned or hereafter acquired by Debtors: any written agreement granting any right with respect to any invention on which a Patent is in existence.

                  "Patents" means all of the following in which Debtors now hold or hereafter acquire any interest: (a) letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country and
      (b) all reissues, continuations, continuations-in-part or extensions thereof; all petty patents, divisionals, and patents of addition; and (c) all patents to issue on such applications.

                  "Pledged Stock" means all of the shares of stock described in
      Schedule 2 hereto and issued by the issuers named therein and all additional shares of stock of any such issuer from time to time acquired by Debtors in any manner and any other securities, options or rights received by Debtors pursuant to any reclassification, reorganization, increase or reduction of capital or stock dividend or in substitution of or in exchange for any such shares of stock (all of which shares of stock shall be deemed part of the Pledged Stock) and all shares of stock acquired, received or owned by Debtors of any issuer who, after the date of this Security Agreement, becomes, as a result of any occurrence, a Subsidiary (as that term is defined in the Loan Agreement) of Parent or either Debtor.

                  "Proceeds" means "proceeds," as such term is defined in
      Section 9306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other proceeds payable to Debtors from time to time in respect of the Collateral or any Contract, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtors from time to time with respect to any of the Collateral or any Contract, (c) any and all payments (in any form whatsoever) made or due and payable to Debtors from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral above by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (d) any claim of Debtors against third parties (i) for past, present or future infringement of any Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or any Contract.

                  "Restricted Loan Proceeds Account" means the Restricted Loan Proceeds Account defined in Section 2.01(a) of the Loan Agreement.

                  "Trademark License" means any of the following now owned or hereafter acquired by Debtors: any written agreement granting any right to use any Trademark or Trademark registration.

                  "Trademarks" means any of the following now owned or hereafter acquired by Debtors: (a) any trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) any reissues, extensions or renewals thereof.

                  "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Nevada; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party's security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Nevada, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

                                   EXHIBIT "A"

            All that certain real property located in the County of Clark, State of Nevada, described as follows:

                                   SCHEDULE 2

                                  PLEDGED STOCK


                                        Percentage      Number
                                             of             of
Stock Issuer          Class of Stock      Ownership       Shares      Cert. No.
------------          --------------      ---------       ------      ---------
Cinderlane, Inc.          common             100%           100           1

HLG, Inc.                 common             100%           100           2


                                   SCHEDULE 3

                          SECURITY AGREEMENT SUPPLEMENT

            This Security Agreement Supplement, dated as of                   ,
is delivered pursuant to Section 4.2 of the Security Agreement referred to below. The undersigned hereby agrees that this Security Agreement Supplement may
be attached to the Pledge and Security Agreement, dated as of                  ,
1998 (as amended, supplemented or otherwise modified, from time to time, the "Security Agreement", the terms defined therein and not otherwise defined herein being used as therein defined), made by Rio Properties, Inc. and Rio Leasing, Inc. in favor of Bank of America National Trust and Savings Association as agent for itself and the Lenders and that the shares of stock listed on this Security Agreement Supplement shall be and become part of the Pledged Stock referred to in the Security Agreement and shall secure all Secured Obligations in accordance therewith.

            The undersigned agrees that the securities listed on Exhibit A attached to this Security Agreement Supplement shall for all purposes constitute Pledged Stock and shall be subject to the security interest created by the Security Agreement in favor of the Secured Party.

            The undersigned hereby certifies that the representations and warranties set forth in Section 3 of the Security Agreement and Article 5 of the Loan Agreement are true and correct as to the Pledged Stock listed herein on and as of the date hereof.

                                         RIO PROPERTIES, INC.

                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------


                                         RIO LEASING, INC.

                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------

                                    EXHIBIT A
                        TO SECURITY AGREEMENT SUPPLEMENT


                                       Percentage         Number
                                            of              of
Stock Issuer      Class of Stock        Ownership         Shares      Cert. No.
------------      --------------        ---------         ------      ---------
